Exhibit 99.1

Kohl’s Appoints Tom Kingsbury as Chief Executive Officer

MENOMONEE FALLS, Wis. – February 2, 2023 – Kohl’s Corporation (“Kohl’s” or the “Company”) (NYSE: KSS) announced today its Board of Directors (“Board”) has unanimously appointed Tom Kingsbury as Chief Executive Officer, effective as of February 2, 2023. Mr. Kingsbury has served as Interim Chief Executive Officer since December 2, 2022. Mr. Kingsbury will continue to serve on the Company’s Board.

“Tom’s exceptional track record growing retail businesses and his deep knowledge of Kohl’s makes him the right choice for Kohl’s next CEO. Since joining the Board, Tom has added valuable insight and perspective, and as Interim CEO, he has demonstrated strong leadership and made a meaningful and positive impact on the organization,” said Board Chair Peter Boneparth. “The Board has the full confidence in Tom’s ability to drive the business forward, focusing on accelerating sales and profitability, and we look forward to our continued work together.”

“This is a pivotal time for Kohl’s, and I am excited and energized to work with our talented team to elevate our performance and create value,” said Kingsbury. “During the last few months, I have seen the passion and dedication of the Kohl’s team and the unique value we can bring to our customers nationwide. I look forward to partnering with the Board and leadership team to build on our strengths and deliver on our strategy for our shareholders and other stakeholders.”

About Tom Kingsbury

Kingsbury brings over 40 years of retail industry experience serving in executive leadership and board roles at Kohl’s, Burlington Stores, Inc., and The May Department Stores Company. He led Burlington Stores, Inc. as President and Chief Executive Officer from 2008 to 2019 and served on the Burlington Stores Board of Directors from 2008 to 2020, including as Chairman from 2014 to 2019 and as Executive Chairman from 2019 to 2020.

Cooperation Agreement with Macellum

In connection with this announcement, the Company has entered into a cooperation agreement with Macellum Advisors GP, LLC (“Macellum”) and certain of its affiliates, pursuant to which Macellum has agreed to multi-year standstill, voting and other provisions.

Michael Bender, Independent Director and Chair of the Board’s Nominating and ESG Committee, said: “The Board appreciates our constructive dialogue with Macellum during the last few months and their engagement as we conducted the CEO search process. We look forward to their continued support and partnership.”

Managing Member of Macellum, Jonathan Duskin, remarked “we are very excited about the future of Kohl’s under the leadership of Tom and have the utmost confidence in his ability to maximize shareholder value.”

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “intends,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements, including statements about business conditions or results of operations and other information are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K and Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2022, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and the Company undertakes no obligation to update them.

CONTACTS:

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelmansmithfield.com